-------------------------------------------------------------------------------
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                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]Confidential, for Use of the
[_]Preliminary Proxy Statement               Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SKY FINANCIAL GROUP, INC.
               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
   Item 22(a)(2) of Schedule 14A.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: ________

  (2) Aggregate number of securities to which transaction applies: ___________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

    ________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction: _______________________

  (5) Total fee paid: ________________________________________________________

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid: ________________________________________________

  (2) Form, Schedule or Registration Statement No.: __________________________

  (3) Filing Party: __________________________________________________________

  (4) Date Filed: ____________________________________________________________

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

                                                       Sky Financial Group, Inc.
[LOGO] SKY
                                                       2002 Notice of

                                                       Annual Meeting and

                                                       Proxy Statement

                            221 South Church Street
                           Bowling Green, Ohio 43402

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                                                   March 4, 2002

To the Shareholders of Sky Financial Group, Inc.:

   The Annual Meeting of Shareholders of Sky Financial Group, Inc. (the "Company") will be held at The Forum Conference Center, One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio 44114, on April 17, 2002 at 10:00 a.m. (local time) for the purpose of considering and voting upon the following matters:

     1. The election of five (5) Class I Directors to serve a three-year term until the Annual Meeting of Shareholders in 2005;

     2. The approval of the Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on February 19, 2002 are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Proxy Statement and Annual Report of the Company, including financial statements for the year-ended December 31, 2001, have been mailed to all shareholders with this Notice of Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ W. Granger Souder, Jr.
                                          W. Granger Souder, Jr.
                                          Secretary


 YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                           Sky Financial Group, Inc.
                            221 South Church Street
                           Bowling Green, Ohio 43402

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   The Board of Directors of Sky Financial Group, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 17, 2002, and any adjournments thereof.

   The Company is a financial holding company headquartered in Bowling Green, Ohio. The mailing address of the principal executive offices of the Company is 221 S. Church Street, Bowling Green, Ohio 43402, and its telephone number is
(419) 327-6300. Through its wholly owned subsidiaries, the Company operates a commercial bank, trust company, health care financing company, and several related financial service companies including insurance agencies. Its market area includes Ohio, Pennsylvania, West Virginia, Michigan, and Indiana.

   Each of the 82,601,259 shares of common stock of the Company, without par value ("Common Stock"), outstanding on February 19, 2002, will be entitled to one vote on matters acted upon at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies sent to the Company or its designee will be voted as designated, and in the absence of instructions will be voted in the manner recommended by the Board of Directors of the Company. Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise, by written notice delivered to the Secretary of the Company, by subsequently dated proxy, or by voting in person at the Annual Meeting any time prior to its exercise.

   All costs associated with the solicitation of proxies will be paid for by the Company. Proxies will be solicited primarily by mail, but certain officers and employees of the Company or its subsidiaries may personally solicit proxies without additional compensation. Banks, brokers, and other holders of record will be asked to send proxies and proxy materials to the beneficial owners of Common Stock to obtain necessary voting instructions, and the Company will reimburse them for their reasonable expenses.

   The proxy materials are first being mailed to shareholders on or about March 4, 2002.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

   Under the Code of Regulations of the Company, the Board of Directors is divided into three classes designated as Class I, Class II, and Class III. Each class consists of approximately one-third of the total number of directors, as fixed from time-to-time by the Board of Directors. Directors serve staggered three-year terms so that directors of only one class are elected at each annual meeting of shareholders. As of the date of this Proxy Statement, no vacancies exist on the Company's Board of Directors.

   At the Annual Meeting, shareholders will be asked to elect five Class I Directors, as described below. If any of the Company's nominees are unable to serve (which is not now contemplated), the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends or the number of directors constituting the full Board of Directors may be reduced. In accordance with the Company's Code of Regulations and Ohio law, if a quorum is present at the Annual Meeting, the nominees for director who receive the greatest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected to serve as directors of the Company. Proxies will be voted in favor of the nominees named below or any substitutes unless otherwise instructed by the shareholder. Abstentions and shares of Common Stock not voted by brokers and other entities holding shares of Common Stock on behalf of beneficial owners will not affect the election of directors, because such shares are not considered present for voting purposes.

Information as to Nominees

   The following information is provided with respect to each nominee for re-election at the Annual Meeting. Each person listed below has been nominated for election as a Class I Director. Nominations are made by the Governance Committee of the Board of Directors. Unless otherwise indicated, the business experience and principal occupations indicated for each director has extended for five or more years.

 Class I Directors--Term Expires 2005

                                                                  Period of Service as a
Name, Age, and Certain Biographical Information                   Director
-----------------------------------------------                   ---------------------
Marty E. Adams, 49..............................................  Director since 1998;
 Chairman, President and CEO, Sky Financial Group, Inc.;          Director of
 formerly Vice                                                    subsidiary or
 Chairman of the Board, President and CEO of Citizens             predecessor since
 Bancshares, Inc., a                                              1984
 predecessor of the Company.
Jonathan A. Levy, 41............................................  Director since 1999;
 Partner, Redstone Investments, a real estate development,        Director of
 acquisition, and management firm.                                subsidiary or
                                                                  predecessor since
                                                                  1996

Thomas J. O'Shane, 54 ..........................................  Director since 1999;
 Senior Executive Vice President, Sky Financial Group, Inc.;      Director of
 formerly CEO of First Western Bancorp, Inc., which was acquired  subsidiary or
 by the Company.                                                  predecessor since
                                                                  1988
Edward J. Reiter, 62 ...........................................  Director since 1998;
 Senior Chairman, Sky Financial Group, Inc.; formerly Chairman    Director of
 and CEO, Mid Am, Inc., a predecessor of the Company.             subsidiary or
                                                                  predecessor since
                                                                  1988

C. Gregory Spangler, 61 ........................................  Director since 1998;
 Chairman, Spangler Candy Company, a manufacturer of candy        Director of
 products.                                                        subsidiary or
                                                                  predecessor since
                                                                  1993

Information as to Directors Whose Terms of Office Continue

   The following information is provided with respect to incumbent Class II and Class III Directors who are not nominees for election at the Annual Meeting. Unless otherwise indicated, the business experience and principal occupations indicated for each director has extended for five or more years.

 Class II Directors--Term Expires 2003

                                                                  Period of Service as a
Name, Age, and Certain Biographical Information                   Director
-----------------------------------------------                   ---------------------
George N. Chandler, II, 64 .....................................  Director since 1998;
 Retired Vice President, Cleveland-Cliffs, Inc., a producer of    Director of
 iron ore pellets                                                 subsidiary or
 and iron ore; Mr. Chandler is the brother-in-law of Richard R.   predecessor since
 Hollington,                                                      1997
 Jr., a Class III Director of the Company.

Robert C. Duvall, 59 ...........................................  Director since 1999;
 Retired; formerly Vice President/Finance and Director of Wampum  Director of
 Hardware Co., an explosives distributor; formerly Director of    subsidiary or
 Nobel Insurance LTD.                                             predecessor since
                                                                  1995

D. James Hilliker, 54 ..........................................  Director since 1998;
 Vice President, Better Food Systems, Inc., a company which owns  Director of
 and operates Wendy's restaurant franchises.                      subsidiary or
                                                                  predecessor since
                                                                  1995

Gregory L. Ridler, 55 ..........................................  Director since 1999;
 Chairman, Mahoning Valley Region, Sky Bank; formerly President   Director of
 & CEO, Mahoning National Bank of Youngstown, which was acquired  subsidiary or
 by the Company.                                                  predecessor since
                                                                  1988

Emerson J. Ross, Jr., 60 .......................................  Director since 1998;
 Manager, Corporate Community Relations, Owens Corning, a         Director of
 manufacturer                                                     subsidiary or
 of building materials and composite products.                    predecessor since
                                                                  1988

 Class III Directors--Term Expires 2004

                                                                  Period of Service as a
Name, Age, and Certain Biographical Information                   Director
-----------------------------------------------                   ---------------------
Richard R. Hollington, Jr., 69 .................................  Director since 1998;
 Senior Partner in the law firm of Baker & Hostetler, LLP. Mr.    Director of
 Hollington is                                                    subsidiary or
 the brother-in-law of George N. Chandler, II, a Class II         predecessor since
 Director of the                                                  1958
 Company. Mr. Hollington serves as the Company's Lead Director.

Fred H. Johnson, III, 40 .......................................  Director since 1998;
 President and CEO, Summitcrest, Inc., a company which operates   Director of
 Angus cattle farms.                                              subsidiary or
                                                                  predecessor since
                                                                  1987

James C. McBane, 62 ............................................  Director since 1998;
 Principal, McBane Insurance Agency, Inc.                         Director of
                                                                  subsidiary or
                                                                  predecessor since
                                                                  1964

Gerard P. Mastroianni, 46 ......................................  Director since 1998;
 President, Alliance Ventures, a real estate holding company.     Director of
                                                                  subsidiary or
                                                                  predecessor since
                                                                  1996

Robert E. Spitler, 52 ..........................................  Director since 1999;
 Managing Partner in the law firm of Spitler, Vogtsberger &       Director of
 Huffman, LLP.                                                    subsidiary or
                                                                  predecessor since
                                                                  1987

Joseph N. Tosh, II, 60 .........................................  Director since 1998;
 Retired Officer of Sky Bank, a subsidiary of the Company;        Director of
 formerly President and CEO, Century National Bank & Trust        subsidiary or
 Company, which was acquired by Citizens Bancshares, Inc., a      predecessor since
 predecessor of the Company.                                      1986

               MEETINGS, COMMITTEES, FUNCTIONS, AND COMPENSATION

   The Board of Directors of the Company held twelve regular and no special meetings in 2001. Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2001. To assist in carrying out its responsibilities, the Board of Directors has established five standing committees which are described below.

Executive Committee

   The members of the Executive Committee of the Board of Directors are Marty
E. Adams, James C. McBane, Thomas J. O'Shane, Edward J. Reiter, C. Gregory Spangler, Joseph N. Tosh, II, and Richard R. Hollington, Jr., who serves as Chairperson. The Executive Committee met two times in 2001. The Executive Committee exercises all powers of the Board of Directors in the management of the business and affairs of the Company while the Board of Directors is not in session, subject to certain limitations.

Audit Committee

   The members of the Audit Committee of the Board of Directors are Emerson J. Ross, Jr., C. Gregory Spangler, and Fred H. Johnson, III, who serves as Chairperson. The Audit Committee met five times in 2001. The oversight functions of the Audit Committee, which are defined in its charter, include:
(i) the appointment of the Company's independent auditors; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; and (iv) review of the adequacy of the Company's system of internal control. The Company's securities are listed on the NASDAQ National Market, and all members of the Audit Committee meet the independence standards of the National Association of Securities Dealers, Inc.

Risk Management Committee

   The members of the Risk Management Committee of the Board of Directors are Jonathan A. Levy, Gregory L. Ridler, and George N. Chandler, II, who serves as Chairperson. The Risk Management Committee met five times in 2001. The Risk Management Committee is responsible for reviewing the adequacy of systems and procedures controlling risk throughout the Company and its subsidiaries, including credit risk, interest rate risk, market risk, legal risk, reputation risk and transaction risk.

Governance Committee

   The members of the Governance Committee of the Board of Directors are Emerson J. Ross, Jr., Jonathan A. Levy, and Robert C. Duvall, who serves as Chairperson. The Governance Committee met six times in 2001. The Governance Committee is responsible for making independent recommendations to the Board of Directors as to best practices for Board governance and evaluation of Board performance, and further serves as the Company's nominating committee, selecting individuals for election to the Board of Directors and considering incumbent directors for nomination for re-election. The Governance Committee considers shareholder nominations for directors in accordance with the Company's Code of Regulations.

Compensation Committee

   The members of the Compensation Committee of the Board of Directors are Robert C. Duvall, Gerard P. Mastroianni, Robert E. Spitler, and D. James Hilliker, who serves as Chairperson. The Compensation Committee met five times in 2001. The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Company and its subsidiaries. The Compensation Committee oversees (i) the Company's compensation strategy, policies, and programs; (ii) the compensation levels of directors and executive management; (iii) management development and succession planning; and (iv) administration of the Company's employee benefit plans.

 Compensation Committee Interlocks and Insider Participation

   Members of the Compensation Committee, or their associates, were customers of or had transactions with the Company or the Company's banking or other subsidiaries in the ordinary course of business during 2001, and additional transactions may be expected to take place in the future. All outstanding loans to directors and their associates, and purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Compensation of Directors

   Each director of the Company receives an annual cash retainer of $12,000. In addition, non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended ($500 for teleconference meetings) and a fee of $750 for each committee meeting attended. Committee chairpersons receive an additional fee of $500 for each committee meeting attended. In 2001, each non-employee director was granted an option to purchase 10,000 shares of the Company's Common Stock pursuant to the Amended and Restated 1998 Stock Option Plan for Directors.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

   Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option.

   The following table shows the beneficial ownership of the Company's Common Stock as of December 31, 2001, by (i) each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and executive officers as a group.

                                           Amount and Nature
                                             of Beneficial
                                            Ownership as of
                                             December 31,     Percent of Class
Five Percent Holder                          2001(1), (2)    (if 1% or Greater)
-------------------                        ----------------- ------------------
Sky Trust, National Association..........      8,476,431(3)        10.26%
 30050 Chagrin Blvd.
 Suite 150
 Pepper Pike, Ohio 44124

Directors and Executive Officers
--------------------------------
Marty E. Adams...........................        294,290
George N. Chandler, II...................        693,587
Robert C. Duvall.........................        116,522
D. James Hilliker........................        128,768
Richard R. Hollington, Jr. ..............        601,060(4)
Fred H. Johnson, III.....................        190,671
Frank J. Koch............................         63,633
Jonathan A. Levy.........................         73,063
Gerard P. Mastroianni....................         62,530
James C. McBane..........................        245,512(5)
Thomas J. O'Shane........................        317,252
Edward J. Reiter.........................        374,728
Gregory L. Ridler........................         62,890
Emerson J. Ross, Jr. ....................         62,811
W. Granger Souder, Jr. ..................         62,932
C. Gregory Spangler......................         76,251
Robert E. Spitler........................        151,574
Kevin T. Thompson........................         48,410
Joseph N. Tosh, II.......................        291,210
All Directors and Executive Officers as a
 group...................................      4,291,156            5.20%

(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates, and certain affiliated companies as to which beneficial ownership may be disclaimed.
(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, vested but unexercised options entitle the following individuals to acquire the indicated number of shares: Mr. Adams, 135,492; Mr. Chandler, 38,957; Mr. Duvall, 31,686; Mr. Hilliker, 58,824; Mr. Hollington, Jr., 38,865; Mr. Johnson, 20,171; Mr. Koch, 34,446; Mr. Levy, 37,267; Mr. Mastroianni, 41,587;

    Mr. McBane, 39,627; Mr. O'Shane, 167,396; Mr. Reiter, 218,038; Mr.
    Ridler, 20,240; Mr. Ross, 47,397; Mr. Souder, 49,600; Mr. Spangler,
    68,337; Mr. Spitler, 33,901; Mr. Thompson, 38,102; Mr. Tosh, 116,402;
    and all directors and executive officers as a group, 1,387,472.
(3) Sky Trust, N.A., the Company's trust company subsidiary, was deemed beneficial owner of portions of the referenced number of shares based upon its sole or shared voting or investment power over the shares. Sky Trust holds the shares solely in a fiduciary or custodial capacity under numerous trust relationships, none of which represents more than five percent of the Company's outstanding shares. The Company disclaims beneficial ownership of the shares which may be deemed to be beneficially owned by Sky Trust.
(4) The number of shares of Common Stock shown as beneficially owned by Mr. Hollington includes 73,716 shares owned by his wife, for which Mr. Hollington disclaims beneficial ownership.
(5) The number of shares of Common Stock shown as beneficially owned by Mr. McBane includes 2,662 shares owned by his wife, for which Mr. McBane disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

   The following table is a summary of certain compensation awarded, paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executives").

                           Summary Compensation Table

                                    Annual Compensation           Long Term Compensation
                               ------------------------------ ------------------------------
                                                                  Awards
                                                              --------------
                                                                Securities
                                                 Other Annual   Underlying      All Other
Name/Title                Year  Salary   Bonus   Compensation Option/SARs(1) Compensation(2)
----------                ---- -------- -------- ------------ -------------- ---------------
Marty E. Adams..........  2001 $601,094 $398,224   $35,000        50,000       $  111,209
 Chairman, President and
  CEO                     2000  550,504  277,894                  17,600          102,109
 Sky Financial Group,
  Inc.                    1999  500,912  475,551                  44,000           62,886

Thomas J. O'Shane.......  2001  330,602  172,243    12,000        25,000           58,372
 Senior EVP               2000  275,462  119,176                  11,000           49,920
 Sky Financial Group,
  Inc.                    1999  343,235  140,250                  27,500        2,023,148

Kevin T. Thompson.......  2001  225,410  119,467    12,000        17,500           34,626
 EVP and CFO              2000  210,353   84,949                   6,600           29,164
 Sky Financial Group,
  Inc.                    1999  180,547  127,683                  16,500           17,229

Frank J. Koch...........  2001  191,364   81,044    12,000        12,500           38,572
 EVP, Senior Credit
  Officer                 2000  185,311  110,000                   4,400           30,976
 Sky Financial Group,
  Inc.                    1999  167,803  118,670                  11,000           19,189

W. Granger Souder, Jr...  2001  183,334   92,034    12,000        12,500           32,188
 EVP, General Counsel     2000  175,294   70,791                   4,400           28,986
 Sky Financial Group,
  Inc.                    1999  158,581  112,148                  11,000           18,617

--------
(1) Options granted have been adjusted for the stock splits, stock dividends, and similar occurrences affecting all outstanding shares.
(2) In 2001, All Other Compensation for Messrs. Adams, O'Shane, Thompson, Koch and Souder consists of contributions under the Company's ESOP Pension Plan, Profit Sharing Plan and 401(k) Plan (Mr. Adams, $20,400; Mr. O'Shane, $20,400; Mr. Thompson, $15,810; Mr. Koch, $20,400; and Mr. Souder,
    $20,400). Also included are amounts accrued under the Company's supplemental retirement plan (Mr. Adams, $89,279; Mr. O'Shane, $36,283; Mr. Thompson, $18,283; Mr. Koch, $17,562; and Mr. Souder, $11,541); and group term life insurance and bank owned life insurance premiums paid by the Company (Mr. Adams, $1,530; Mr. O'Shane, $1,689, Mr. Thompson, $533; Mr. Koch, $610; and Mr. Souder, $247). In 1999, all Other Compensation for Mr. O'Shane includes $2,007,941 paid by First Western by operation of the change in control provisions of his employment contract with First Western Bancorp, Inc.

Stock Options

   The following table sets forth information concerning 2001 grants to the Named Executives of options to purchase Common Stock under the Company's 1998 Stock Option Plan for Employees.

                     Option/SAR Grants in Last Fiscal Year

                                                                        Potential Realizable
                                                                       Value at Assumed Rates
                                                                           of Stock Price
                                                                       Appreciation for Option
                                 Individual Grants                             Term(1)
                         ----------------------------------            -----------------------
                         Number of       % of
                         Securities  Total Options Exercise
                         Underlying   Granted to    Price
                          Options    Employees in    Per    Expiration
Name                      Granted     Fiscal Year   Share      Date        5%         10%
----                     ----------  ------------- -------- ---------- -----------------------
Marty E. Adams..........   50,000(2)     7.01%      $16.75    3/21/11  $  526,699 $  1,334,759
                            8,042(3)     6.99        20.34   12/31/11     102,871      260,695

Thomas J. O'Shane.......   25,000(2)     3.51        16.75    3/21/11     263,350      667,380

Kevin T. Thompson..... .   17,500(2)     2.45        16.75    3/21/11     184,344      467,166
                            5,455(3)     4.74        20.34   12/31/11      69,779      176,833

Frank J. Koch...........   12,500(2)     1.75        16.75    3/21/11     131,675      333,690
                            3,446(3)     3.00        20.34   12/31/11      44,080      111,708

W. Granger Souder,
 Jr. ...................   12,500(2)     1.75        16.75    3/21/11     131,675      333,690
                            1,148(3)     1.00        20.34   12/31/11      14,685       37,214

--------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.
(2) Grant Options--Options were granted as 2001 compensation under the Company's 1998 Stock Option Plan for Employees ("Employee Option Plan") on March 21, 2001 and vest over five years in the following increments: 40% on the second anniversary of the grant date and an additional 20% on each successive anniversary of the grant date. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.
(3) Elective Options--Options were granted under the Employee Option Plan on December 31, 2001 in exchange for the individual's voluntary forfeiture of a portion of 2002 salary. Elective options are fully vested on the grant date. The option exercise price is not adjustable except for stock splits, stock dividends, and similar occurrences affecting all outstanding shares.

    Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                               Option/SAR Values

                                                 Number of Securities Underlying
                                                  Unexercised Options /SARs at    Value of Unexercised In-the-
                           Shares                           12/31/01             Money Options /SARS at 12/31/01
                         Acquired on    Value    ------------------------------- -------------------------------
Name                     Exercise(#) Realized($) Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
----                     ----------- ----------- -------------- ---------------- -------------- ----------------
Marty E. Adams..........    4,918      44,311       135,486          82,896          290,404        223,344
Thomas J. O'Shane.......    6,866      37,694       167,394          38,500        1,300,234        139,590
Kevin T. Thompson.......        0           0        49,597          36,657           35,859        145,704
Frank J. Koch...........        0           0        34,445          35,886           42,596        100,086
W. Granger Souder,
 Jr. ...................    6,209      61,985        38,101          51,248          187,430         74,175

Employment Contracts and Change in Control Arrangements

 Employment Agreements

   Employment agreements are in effect between the Company and certain key executives (including Mr. Adams, Mr. O'Shane and Mr. Koch).

   The employment agreement with Mr. Adams is for an initial five year term and automatically renews for an additional one year upon each anniversary of the agreement commencing with the third such anniversary, unless prior notice not to renew is given. The agreement provides for an initial base salary of $500,000 for Mr. Adams, which may not be reduced during the term of the agreement. Mr. Adams is eligible to receive an annual target bonus equal to at least 40% of such base salary.

   Mr. Adams' agreement provides for payments upon the executive's termination without "cause" or for "good reason" (as defined in the agreement), or if the agreement is not renewed by the Company, equal to the greater of (i) the sum of Mr. Adams' annual base salary plus targeted annual bonus ("Annual Cash Compensation") multiplied by the number of whole and partial years remaining in the employment term as it existed immediately preceding termination, or (ii) three times Annual Cash Compensation. Welfare benefit continuation will be provided for the remainder of the term. If such termination occurs during the two-year period following a "Change in Control," Mr. Adams would receive the greater of the termination payment described above, or three times the sum of his highest annual rate of base salary and his highest annual bonus during the three-year period immediately prior to the date of termination, and continued welfare benefits for the longer of three-years or the remaining period of the term as it existed immediately prior to termination. Upon any such termination all stock options granted after the effective time shall vest and become immediately exercisable in full.

   If any payments pursuant to the agreements or otherwise would be subject to any excise tax under the Internal Revenue Code, the Company will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied.

   In connection with the August, 1999 acquisition of First Western Bancorp, Inc., the Company entered into an employment agreement with Mr. O'Shane for a term of ten years. The agreement provides for an initial base salary of $275,000, which may not be reduced during the term of the agreement. Mr. O'Shane is entitled to receive an annual targeted bonus equal to at least 50% of such base salary.

   Mr. O'Shane's agreement provides for a lump sum payment upon the executive's termination without "cause" or for "good reason" (as defined in the agreement), equal to the sum of Mr. O'Shane's annual base salary plus the average of the prior two bonuses paid, times the number of whole and partial years remaining in the employment term. Additionally, the agreement provides that upon Mr. O'Shane's voluntary termination of employment after the third anniversary of the agreement, without "good reason," the Company shall pay to the executive an amount equal to the product of Mr. O'Shane's annual base salary times the number of whole and partial years remaining in the employment term, provided that Mr. O'Shane agrees to the terms of a covenant not-to-compete for a period of two years following termination.

   Citizens Bancshares, Inc., the Company's predecessor, entered into an employment agreement with Mr. Koch, which was assumed by the Company as a result of the October 1998 merger of Citizens and Mid Am. The agreement is automatically extended for an additional two-year period on each anniversary of the agreement, unless the Company gives notice of non-renewal. The agreement provides for a base salary at least equal to the annual salary paid in the preceding year, a bonus at the discretion of the Company, and participation in the Company's profit sharing, health and welfare plans on a basis consistent with other Company executives.

 Change in Control Agreements

   Change in control agreements are in effect between the Company and certain key executives, including Mr. Thompson and Mr. Souder (the "Change in Control Agreements").

   Pursuant to the Change in Control Agreements, the Company and its subsidiaries may terminate an executive officer's employment for any reason or for no reason, with or without notice. The Change in Control Agreements do not change the individual's status as employees at will under the laws of the State of Ohio. In the event of an involuntary termination or diminution of status without cause after a change in control (as defined in the agreements), the executive officers are entitled to compensation payable in a lump sum or monthly installments equal to a percentage of the individual's average total compensation for the immediately preceding two years. The applicable percentage is two hundred percent for Mr. Thompson and two hundred fifty percent for Mr. Souder. The Company and its subsidiaries are not obligated to pay any amount which is in excess of the then maximum amount which is deductible for federal income tax purposes.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised of four non-employee directors who are not eligible to participate in management compensation programs. The Board of Directors has delegated to the Committee responsibility for the oversight and administration of all compensation and benefit plans of the Company. The Committee retained Buck Consultants, an independent compensation consulting firm, to advise the Company on matters of short-term and long-term compensation for 2001.

Compensation Policies

   The Committee has adopted a performance-driven compensation philosophy, which seeks to directly link pay to individual results as well as contributions toward team and organizational results. Organizational results are measured in terms of achieving both current and long-term strategic objectives, as established by the Board of Directors from time-to-time. The intended result of this linkage is the alignment of management's interests with those of the Company's shareholders.

   The Company's compensation program includes three core components: base salary, annual cash incentive, and long-term incentive compensation. The Committee manages all three components on an integrated basis to achieve the following objectives: to attract and retain highly qualified management; to provide short-term incentive compensation which varies directly with the Company's financial performance; and to link long-term compensation directly with long-term stock price performance.

Base Salary

   Base salaries for executive management are established annually by the Committee. The Committee also considers the recommendations of the Chief Executive Officer as to the parameters for annual salary adjustments for all employees, to assure that salaries are competitively established. Salary ranges are determined for each executive position, based upon peer group survey data comprised of reasonably comparable financial services holding companies. For 2001, the Committee considered, among other things, its objective of targeting executive management base salaries at the 50th percentile of the salary range for the specific position, adjusted for individual performance.

Annual Incentive Compensation

   Corporate-wide incentive compensation awards play a key role in implementing the Company's strategy of attracting and retaining qualified executive officers by rewarding quality performance. The Company's annual cash incentive compensation is based on the Company's short-term performance as measured by certain financial ratios tied to the Company's strategic objectives. Specifically, rewards under the plan are tied to four key performance measures: client service quality; balance sheet quality/risk management; profitability; and growth. These measures may relate to the Company's consolidated results or the results of a subsidiary, region or departmental group. The relative weighting of each measurement criteria is weighted for each plan participant depending upon the participant's position and ability to affect the financial performance of the Company or the participant's subsidiary. For each category, the Company establishes an Entry point, below which no incentive compensation is paid, a Goal point, which represents the achievement of budgeted financial performance, and a Maximum point, which represents the highest level of payout for each measurement category. Linkage exists between performance measures, inasmuch as performance below the Entry point for any category will reduce the aggregate incentive payout in other categories. Incentive compensation for each of the Executive Officers identified in the Summary Compensation Table is weighted with particular emphasis on corporate earnings per share and credit quality ratios.

   The range of awards under the incentive plan are determined on the basis of the participant's level of responsibility, and are paid as a function of the participant's base salary. For 2001, Goal and Maximum bonus percentages for Mr. Adams were 50% and 100% of base salary, respectively. Goal and Maximum bonus percentages for Messrs. O'Shane, Thompson, Koch, and Souder were 40% and 80% of base salary, respectively for 2001.

Long-Term Incentive Compensation

   The Committee considers long-term stock-based compensation as an essential tool in aligning the interests of management with that of the Company's shareholders. In its evaluation of the appropriate level of long-term stock-based compensation, the Committee considers industry peer group data, the Company's prior long-term incentive compensation practice, and the number of stock options outstanding relative to the number of shares of the Company's common stock outstanding. Non-qualified options to purchase common stock of the Company are granted to executive officers under the 1998 Stock Option Plan for Employees to encourage these individuals to manage the Company in a manner that would increase long-term shareholder value. Options are granted at an exercise price of 100% of the common stock's market value on the grant date, vest in increments over five years, and will expire 10 years from the date of grant unless the optionee no longer serves as an employee or director of the Company or a subsidiary. Options are granted by the Committee using the Black-Scholes option valuation model and take into consideration other factors such as dilution, the number of shares of the Company's common stock outstanding, the Company's financial performance, and the officer's individual performance.

   Other long-term compensation includes Company contributions under the Profit Sharing Plan and the Employee Stock Ownership Pension Plan. Profit Sharing Plan contributions are made by the Company if corporate earnings targets established by the Company are achieved. Contributions under the ESOP are a function of annual cash compensation and are invested in the Company's common stock.

Chief Executive Officer's Compensation

   The Committee established Mr. Adams' base salary for 2001 at $600,000 after considering factors such as the Company's financial performance as measured by ROE and earnings per share, the achievement of the Company's strategic objectives, and comparative compensation data. Using similar criteria, the Committee established Mr. Adams' annual cash incentive opportunity at a range of 50% to 100% of base salary, and granted a non-qualified stock option to acquire 50,000 shares of Company common stock at $16.75, the market price as of March 21, 2001, the date of grant.

                                          Respectfully submitted,
                                          The Compensation Committee

                                          D. James Hilliker, Chairperson
                                          Robert C. Duvall
                                          Gerard P. Mastroianni
                                          Robert E. Spitler

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder returns for the Company, the Nasdaq Bank Index, and the Russell 2000 Index for the five-year period ended December 31, 2001. The total shareholder return assumes a $100 investment in the common stock of Citizens Bancshares, Inc., the Company's predecessor, and each index on December 31, 1996 and that all dividends were reinvested.


                                    [CHART]

                    Sky Financial      Nasdaq Bank      Russell 2000
                        Group             Index            Index

1996                    $100              $100              $100
1997                     220               164               121
1998                     175               144               116
1999                     146               133               139
2000                     134               152               133
2001                     163               168               135


                                  PROPOSAL 2:
        APPROVAL OF 2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

   The Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan (the "2002 Plan") is being submitted for approval by the shareholders of the Company. The following description of the 2002 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2002 Plan attached as Appendix A to this Proxy Statement.

Purpose

   The Board of Directors believes that it is appropriate for the Company to maintain a stock option plan to aid the Company and its subsidiaries in attracting, securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Company and its subsidiaries. The Company last submitted to its shareholders the 1998 Stock Option Plan for Employees and the 1998 Stock Option Plan for Directors (the "1998 Plans"), in September, 1998. Due to the Company's growth and the assumption (or replacement) of stock options in connection with acquisitions of other banks or financial service companies, the number of shares available for issuance in the 1998 Plans is limited. As a result, the Board of Directors has proposed the adoption of a new plan. The 2002 Plan permits the Board of Directors to grant options to purchase the Company's common stock (in the form of both non qualified and incentive stock options) as well as stock appreciation rights (collectively, the "Rights").

Summary of the 2002 Plan

   Plan Administration. The 2002 Plan will be administered by the Compensation Committee of the Board of Directors ("the Committee"). The Committee will, subject to the authority reserved by the Board of Directors, have the authority to: (i) construe and interpret the 2002 Plan and the terms and provisions of all

Rights granted under the 2002 Plan; (ii) define the terms used in the 2002 Plan; (iii) prescribe, amend and rescind rules and regulations relating to the 2002 Plan; and (iv) make all other determinations and interpretations necessary or advisable for the administration of the 2002 Plan. The Board of Directors has reserved the authority, in conjunction with the recommendations of the Committee, to: (i) determine the persons eligible for Rights granted under the 2002 Plan; (ii) determine the number of shares and the exercise price or value pertaining to Rights granted under the 2002 Plan; and (iii) delegate the authority to the Company's CEO to grant a limited number of Rights under the 2002 Plan.

   Eligibility and Participation. All current and future employees, including officers, and non-employee directors of the Company and its subsidiaries, who are from time-to-time responsible for the management, oversight, growth and protection of the business of the Company and its subsidiaries, will be eligible to receive grants of Rights under the 2002 Plan. Upon recommendation of the Committee, the Board of Directors will determine, in accordance with the terms of the 2002 Plan, the number of Rights each eligible person will be granted from time to time.

   Common Shares Available; Restrictions on Transferability. The 2002 Plan provides that 2,046,178 shares, representing 2% of the total issued and outstanding shares of the Company common stock, will be reserved for issuance in connection with Rights under the 2002 Plan. The number of shares of Company common stock subject to the 2002 Plan will be proportionately and equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations or other corporate reorganizations. In the event that a Right is forfeited, terminates or is cancelled, the common shares relating thereto will again become available for the grant of Rights under the 2002 Plan. Unless otherwise determined by the Committee, the Rights granted are not transferable by the holder, other than by will or by the laws of descent and distribution.

   Exercise Price of Rights. The exercise price of the Company common stock relating to Rights shall, upon recommendation of the Committee, be determined by the Board of Directors on the date of grant based upon the fair market value of the Company's common stock. Fair market value of a share of Company common stock on a particular date will be the closing price for such date of the shares of the Company common stock (or the last day shares of the Company common stock were traded prior to the grant date) as quoted on the Nasdaq National Market System, or if no such quotations are available, as determined by the Committee.

   Time of Exercise of Rights. Unless otherwise determined by the Committee, each Right will be exercisable during and over a period ending not later than ten (10) years from the date it was granted. Unless otherwise determined by the Committee or as otherwise required by the 2002 Plan, the Rights shall be exercisable as follows:

Time                                                          Amount Exercisable
----                                                          ------------------
After Second Anniversary of Date of Grant....................         40%
After Third Anniversary of Date of Grant.....................         60%
After Fourth Anniversary of Date of Grant....................         80%
After Fifth Anniversary of Date of Grant.....................        100%

   Certain events, however, will accelerate the above vesting schedule. These events include the participant's death, retirement or permanent disability, or a change in control of the Company as defined in the 2002 Plan.

   Termination of Participants for Cause; Activities Harmful to the Company. In the event an employee's employment is terminated for cause, the participant's Rights shall terminate and no Right shall thereafter be exercisable. Furthermore, if an employee within one (1) year of the date on which participant exercises a Right (i) is terminated for cause by the Company or a subsidiary, or (ii) engages in any activity determined in the discretion of the Committee to be in competition with any activity, or otherwise inimical, contrary or harmful to the interest of the Company or any subsidiary, then an amount of cash equal to any gain realized by the participant from the exercise of the Right shall be paid by the participant to the Company immediately upon notice from the Company.

   Designation of Certain Options as Incentive Stock Options. Options or portions of options granted to employees under the 2002 Plan may, in the discretion of the Board of Directors, be designated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code. In addition to the terms and conditions otherwise set forth in the 2002 Plan, options designated as ISOs shall also be subject to certain aggregate fair market value limitations as may be imposed from time to time under Section 422 of the Code. Currently, the aggregate fair market value of common stock with respect to which ISOs may become exercisable by an employee in any calendar year may not exceed $100,000. Any ISO granted to an employee who, on the date of grant, owned shares of the Company possessing more than ten percent of the combined voting power of all classes of stock of the Company, shall have an exercise price that is at least 110% of the fair market value of the shares and shall not be exercisable after five years from the date of grant. To the extent such options do not otherwise comply with Section 422, the options will be treated as non qualified stock options.

   Stock Appreciation Rights. The 2002 Plan permits stock appreciation rights ("SARs"), not related to stock options, to be granted to employees and non-employee directors. In general, SARs give the grantees the right to receive cash equal to the increase in the value of the underlying shares of Company stock from the date of grant to the date of exercise.

   Effective Date; Termination and Amendment. The 2002 Plan will not become effective unless and until the date on which it is approved by the shareholders of the Company. The 2002 Plan will continue for a period of ten (10) years after the effective date thereof. The Board of Directors of the Company may amend, suspend, or terminate the 2002 Plan at any time, except that no action of the Board of Directors may materially impair a grantee's rights under any outstanding option or SAR without the grantee's consent, and no action may be taken without the Company shareholders' consent to (i) increase the total number of shares as to which Rights may be granted under the 2002 Plan, (ii) adjust or amend the exercise price of options or SARs previously awarded to any grantee, or (iii) materially increase any obligations under any award made under the 2002 Plan, except as otherwise specified in the 2002 Plan.

Federal Income Tax Consequences

   The following is a general summary of the federal income tax consequences of the grant and exercise of Rights under the 2002 Plan. This summary is not intended to provide tax advice to recipients and holders of Rights.

   Generally, the grant of Rights does not result in taxable income for federal income tax purposes, to the holder and the Company is not entitled to a corresponding income tax deduction.

   Upon the exercise of a non qualified stock option, the Company is entitled to a federal income tax deduction and the optionee realizes ordinary income in the amount by which the fair market value of the shares of common stock, or cash, he or she receives exceeds the exercise price. Upon the exercise of a SAR, the Company is also entitled to a deduction and the grantee realizes ordinary income in the amount of cash he or she receives. On the subsequent sale of shares received upon the exercise of a non qualified stock option, the difference between the fair market value of the shares on the date of option exercise and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

   In the case of an ISO, the optionee generally does not realize taxable income until the shares received upon exercise of the ISO are sold. The difference between the ISO's exercise price and the fair market value of the shares on the date of exercise is, however, an alternative minimum tax preference item. If a sale of such shares does not occur within either two years after grant or one year after exercise of the ISO, any realized gain or loss will be treated as a long term capital gain or loss; and the Company will not be entitled to an income tax deduction. If, however, a disposition occurs prior to two years after grant or one year after exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise is taxable as ordinary income to the optionee and is deductible by the Company.

Recommendation and Vote

   Proposal 2 to adopt and approve the 2002 Plan must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock, assuming a quorum is present at the Annual Meeting. Proxies will be voted in favor of Proposal 2, unless otherwise instructed by the shareholder. Abstensions and shares not voted by the holder will have the practical effect of a vote against Proposal 2.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

   Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Company's banking or other subsidiaries in the ordinary course of business during 2001. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities, and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. During 2001, the Company retained Baker & Hostetler, LLP, a law firm in which Mr. Hollington is a Senior Partner, for the provision of certain legal services at competitive rates. Also during 2001, several real estate partnerships and investment companies in which Mr. Spitler has an ownership interest paid interest on certain real estate loans to the Company in the normal course of business.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Under Section 16 of the Securities Exchange Act of 1934, members of the Board of Directors and certain executive officers of the Company and its subsidiaries file periodic reports with the Securities and Exchange Commission disclosing their beneficial ownership of Common Stock. During 2001, and based solely upon a review of such reports, the Company believes that all filing requirements under Section 16 were complied with on a timely basis.

                                    AUDITORS

   During 2001, the Company engaged Crowe, Chizek and Company LLP to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax, and reporting matters. Pursuant to the recommendation of the Audit Committee, the Board of Directors has retained Crowe, Chizek and Company LLP as its independent auditors for 2002. A representative of Crowe, Chizek and Company LLP will be at the Annual Meeting of Shareholders and such representative will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

   The Company's Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2001. In addition, the Committee has discussed with Crowe, Chizek and Company LLP (Crowe Chizek), the independent auditing firm for the Company, the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees.

   The Committee also has received the written disclosures from Crowe Chizek required by Independence Standards Board Standard No. 1, and have discussed with Crowe Chizek its independence from the Company.

   Based on the foregoing discussions and reviews, the Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   In accordance with rules related to auditor independence, the table below shows fees for services rendered by Crowe Chizek to the Company and its affiliates during fiscal year 2001.

   Audit Fees (including reviews of Forms 10-Q)....................... $207,000
   Financial Information Systems Design and Implementation Fees....... $      0
   All Other Fees..................................................... $828,568

   The Committee has been provided with information regarding the services provided by Crowe Chizek and has considered the compatibility of such services with maintaining the auditors' independence. The Company did not retain Crowe Chizek in 2001 for internal audit services or information technology consulting services relating to financial information systems design and implementation.

                                          Respectfully submitted,
                                          The Audit Committee

                                          Fred H. Johnson, III, Chairperson
                                          Emerson J. Ross, Jr.
                                          C. Gregory Spangler

                           2003 SHAREHOLDER PROPOSALS

   To be considered eligible for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Company at its principal office in Bowling Green, Ohio, prior to November 5, 2002. Any shareholder who intends to propose any other matter to be acted upon at the 2003 Annual Meeting of Shareholders must inform the Company not less than sixty nor more than ninety days prior to the meeting; provided, however, that if less than seventy-five days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Company's proxy for the 2003 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2003 Annual Meeting.

                                 OTHER BUSINESS

   The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed proxy will confer discretionary authority with respect to matters which are not now known to the Board of Directors and which may properly come before the meeting.

March 4, 2002                             By Order of the Board of Directors,

                                          /s/ W. Granger Souder, Jr.

                                          W. Granger Souder, Jr.
                                          Secretary

                                                                      Appendix A

                           SKY FINANCIAL GROUP, INC.
                                      2002
                STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

                           SKY FINANCIAL GROUP, INC.

              2002 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN

   This is the Sky Financial Group, Inc. 2002 Stock Option and Stock Appreciation Rights Plan ("Plan") of Sky Financial Group, Inc. (the "Corporation" or "Company"), an Ohio corporation, under which (1) Incentive Stock Options and/or Nonqualified Options to acquire shares of the Stock, and
(2) Stock Appreciation Rights, may be granted from time to time to certain Eligible Persons of the Corporation and of any of its subsidiaries, including, without limitation, Sky Bank (collectively, the "Subsidiaries," and, individually, a Subsidiary), subject to the following provisions:

                                   ARTICLE I
                                  DEFINITIONS

   The following terms shall have the meanings set forth below. Additional terms defined in this Plan shall have the meanings ascribed to them when first used herein.

   Board. The Board of Directors of Sky Financial Group, Inc.

   Change In Control Transaction. The occurrence of any one or more of the following:

     (a) Individuals who constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent thereto whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval by the shareholders pursuant to a proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

     (b) Any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14(d)(2) of the 1934 Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this Section 13(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities.

     (c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than sixty percent (60%) of the total voting power of (x) the company resulting from such Business Combination (the "Surviving Company"), or (y) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (iii) at least fifty percent (50%) of the members of the board of directors of the Parent Company (of, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination; or

     (d) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

   Notwithstanding the foregoing, a Change in Control Transaction shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty-five percent (25%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control Transaction shall then occur.

   Code. The Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

   Committee. The Compensation Committee of the Board.

   Common Stock. The common stock of the Corporation.

   Death. The date of death (as established by the relevant death certificate) of an Eligible Person who has received Rights.

   Director Option. The award of a Nonqualified Option to a Nonemployee Director pursuant to Article V.

   Director Option Agreement. The agreement entered into with respect to a Director Option pursuant to Article V.

   Disability. The date on which an Eligible Person who has received Rights becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, which shall be determined by the Committee on the basis of such medical or other evidence as it may reasonably require or deem appropriate.

   Effective Date. The date as of which this Plan is effective, which shall be the date it is approved by the Company's shareholders.

   Eligible Persons. Any (i) Employee employed by the Company or a Subsidiary as an employee, including officers and prospective employees (conditioned upon them becoming employees) who are from time to time responsible for the management, growth and protection of the business of the Company and its Subsidiaries, or (ii) Nonemployee Director, and who, in each case, meets the following conditions:

     (1) If no Registration shall have occurred with respect to the Rights or Stock underlying the Rights granted, such individual must have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment involved in the receipt and/or exercise of a Right.

     (2) Such individual, being otherwise an Eligible Person under the foregoing items, shall have been selected by the Committee, with the approval of the Board, as a person to whom a Right or Rights shall be granted under the Plan.

   Employee. An individual with whom the Corporation or a Subsidiary has the legal and bona fide relationship of employer and employee. In determining whether such relationship exists, the regulations of the United States Treasury Department relating to the determination of such relationship for the purpose of collection of income tax at the source on wages shall be applied.

   Employee Optionee. An Eligible Person Employee who is granted Options pursuant to Article III hereof.

   Fair Market Value. With respect to Common Stock and the granting of ISOs pursuant to this Plan, the market price per share of such Common Stock determined by the Committee, consistent with the requirements of Section 422 of the Code and to the extent consistent therewith, as follows, as of the date specified in the context within which such term is used:

     (i) if the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value will be equal to the closing price reported by the applicable composite-transactions report for such date;

     (ii) if the Common Stock was traded over-the-counter on the date in question, and was classified as a national market issue, then the Fair Market Value will be equal to the last transaction price quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), National Market System ("NMS");

     (iii) if the Common Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value will be equal to the average of the last reported representative bid and asked prices quoted by the NASDAQ for such date; and

     (iv) if none of the foregoing provisions is applicable, then the Fair Market Value will be determined by the Committee in good faith on such basis as it deems appropriate, subject to the approval of the Board. In such case, the Committee shall maintain a written record of its method of determining Fair Market Value.

   ISO. An "incentive stock option" as defined in Section 422 of the Code.

   Just Cause Termination. A termination of employment for cause by the Corporation or a Subsidiary of an Employee who is an Eligible Person.

   Nonemployee Director. A director of the Company or of a Subsidiary who is not also an Employee.

   Nonqualified Option. Any Option granted under this Plan whether designated by the Committee as a Nonqualified Option or any Option designated as an ISO but which, for any reason, fails to qualify as an ISO pursuant to Section 422 of the Code and the rules and regulations thereunder.

   Option Agreement. The agreement between the Corporation and an Employee Optionee with respect to Options granted to such Employee Optionee under
Article III.

   Options. ISOs and Nonqualified Options are collectively referred to herein as "Options"; provided, however, whenever reference is specifically made only to ISOs or Nonqualified Options, such reference shall be deemed to be made to the exclusion of the other.

   Plan Pool. A total of two million forty-six thousand one hundred seventy-eight (2,046,178) of authorized, but unissued, shares of Common Stock, as adjusted pursuant to Section 2.3(b), which shall be available as Stock under this Plan.

   Registration. The registration by the Corporation under the 1933 Act and applicable state "Blue Sky" and securities laws of this Plan, the offering of Rights under this Plan, the offering of Stock under this Plan, and/or the Stock acquirable under this Plan.

   Retirement. "Retirement" shall mean the termination of an Eligible Person's employment under conditions which would constitute "normal retirement" or "early retirement" under any tax qualified retirement plan maintained by the Corporation or a Subsidiary except in the case of a Just Cause Termination.

   Rights. The rights to exercise, purchase or receive any one or more of the Options and SARs described herein.

   Rights Agreement. Either an Option Agreement or a SAR Agreement.

   SAR. The stock appreciation right of a SAR Recipient to receive cash when, as, and in the amount described in Article IV.

   SAR Agreement. The agreement between the Corporation and a SAR Recipient with respect to the SAR awarded to the SAR Recipient, including such terms and conditions as are necessary or appropriate under Article IV.

   SEC. The Securities and Exchange Commission.

   Stock. The shares of Common Stock in the Plan Pool available for grants of Rights.

   Tax Withholding Liability. All federal and state income taxes, social security tax, and any other taxes applicable to the compensation income arising from the transaction required by applicable law to be withheld by the Corporation or any Subsidiary.

   Transfer. The sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, loan, gift, attachment, levy upon, assignment for the benefit of creditors, by operation of law (by will or descent and distribution), transfer by a qualified domestic relations order, a property settlement or maintenance agreement, transfer by result of the bankruptcy laws or otherwise of a share of Stock or of a Right.

   1933 Act. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

   1934 Act. The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                                   ARTICLE II
                                    GENERAL

SECTION 2.1. PURPOSE.

   The purpose of this Plan is to (i) attract, secure, and retain qualified employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Corporation and its Subsidiaries, and (ii) to increase the proprietary interest of Nonemployee Directors in the success of the Corporation and its Subsidiaries and to enhance the Company's ability to retain and attract experienced and knowledgeable directors. These objectives will be promoted through the granting of Rights to designated Eligible Persons and pursuant to the terms of this Plan.

SECTION 2.2. ADMINISTRATION.

     (a) The Plan shall be administered by the Committee. Subject to the provisions of SEC Rule 16b-3(d), the Committee may designate any officers or Employees to assist in the administration of the Plan, to execute documents on behalf of the Committee and to perform such other ministerial duties as may be delegated to them by the Committee.

     (b) Subject to the provisions of the Plan, the determinations (but not the interpretation and construction of any provision of the Plan which shall be solely in the discretion of the Committee) by the Committee shall be recommended to the Board for approval, and when so approved by the Board shall be final and conclusive upon persons affected thereby. By way of illustration and not of limitation, the Committee shall have the discretion, without the approval by the Board:

       (i) to construe and interpret the Plan and all Rights granted hereunder and to determine the terms and provisions (and amendments thereof) of the Rights granted under the Plan (which need not be identical);

       (ii) to define the terms used in the Plan and in the Rights granted hereunder;

       (iii) to prescribe, amend and rescind the rules and regulations relating to the Plan;

       (iv) to interpret whether leaves of absence which may be granted to Eligible Persons by the Company constitute terminations of employment for the purposes of the Plan; and

       (v) to make all other determinations and interpretations necessary or advisable for the administration of the Plan.

       By way of further illustration and not of limitation, the Committee shall have the discretion with the approval of the Board:

       (vi) to determine the Eligible Persons to whom and the time or times at which such Rights shall be granted;

       (vii) to determine the number of shares to Stock, as and when applicable, to be subject to each Right; and

       (viii) to determine the exercise price or other relevant purchase price or value pertaining to a Right.

     (c) Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority to determine any matters, or exercise any discretion, to the extent that the power to make such determinations or to exercise such discretion would cause the loss of the exemption under SEC Rule 16b-3 of any grant or award hereunder.

     (d) It shall be in the discretion of the Committee, subject to approval by the Board, to grant Options to purchase shares of Stock which qualify as ISOs under the Code or which will be given tax treatment as Nonqualified Options. Any Options granted which fail to satisfy the requirements for ISOs shall automatically become Nonqualified Options.

     (e) In the event Registration occurs, the Corporation shall make available to Eligible Persons receiving Rights and/or shares of Stock in connection therewith all disclosure documents required under such federal and state laws. If such Registration shall not occur, the Committee shall be responsible for supplying the recipient of a Right and/or shares of Stock in connection therewith with such information about the Corporation as is contemplated by the federal and state securities laws in connection with exemptions from the registration requirements of such laws, as well as providing the recipient of a Right with the opportunity to ask questions and receive answers concerning the Corporation and the terms and conditions of the Rights granted under this Plan.

     In addition, if such Registration shall not occur, the Committee shall be responsible for determining the maximum number of Eligible Persons and the suitability of particular persons to be Eligible Persons in order to comply with applicable federal and state securities statutes and regulations governing such exemptions.

     (f) In determining the Eligible Persons to whom Rights may be granted and the number of shares of Stock to be covered by each Right, the Committee and the Board shall take into account the nature of the services rendered by such Eligible Persons, their present and potential contributions to the success of the

  Corporation and/or a Subsidiary and such other factors as the Committee and the Board shall deem relevant. An Eligible Person who has been granted a Right under this Plan may be granted an additional Right or Rights under this Plan if the Committee and the Board shall so determine. If, pursuant to the terms of this Plan, or otherwise in connection with this Plan, it is necessary that the percentage of Stock ownership of an Eligible Person be determined, the ownership attribution provisions set forth in
  Section 424(d) of the Code shall be controlling.

     (g) The granting of Rights pursuant to this Plan is in the exclusive discretion of the Board, and until the Board acts, no individual shall have any rights under this Plan. The terms of this Plan shall be interpreted in accordance with this intent.

SECTION 2.3. STOCK AVAILABLE FOR RIGHTS.

     (a) The total number of shares of Stock for which, or with respect to which, Rights may be granted under this Plan shall be those designated in the Plan Pool. In the event that a Right granted under this Plan to any Eligible Person expires or is terminated or is unexercised as to any shares of Stock covered thereby, such shares of Stock thereafter shall be deemed available in the Plan Pool for the granting of Rights under this Plan; provided, however, if the expiration or termination date of a Right is beyond the term of existence of this Plan as described in Section 6.3, then any shares of Stock covered by unexercised or terminated Rights shall not reactivate the existence of this Plan.

     (b) In the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange, acquisition, combination or reclassification, appropriate proportionate adjustments will be made in: (i) the aggregate number and/or kind of shares of Stock in the Plan Pool that may be issued pursuant to the exercise of, or that are underlying, Rights granted hereunder; (ii) the exercise or other purchase price or value pertaining to, and the number and/or kind of shares of Stock called for with respect to, or underlying, each outstanding Right granted hereunder; and (iii) other rights and matters determined on a per share basis under this Plan or any Rights Agreement. Any such adjustments will be made only by the Committee, subject to approval by the Board, and when so approved will be effective, conclusive and binding for all purposes with respect to this Plan and all Rights then outstanding. No such adjustments will be required by reason of the issuance or sale by the Corporation for cash of additional shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock.

     (c) The grant of a Right pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets.

     (d) No fractional shares of Stock shall be issued under this Plan.

SECTION 2.4. SEVERABLE PROVISIONS.

   The Corporation intends that the provisions of each of Articles III, IV and V, in each case together with Articles I and II, shall each be deemed to be effective on an independent basis, and that if one or more of such Articles, or the operative provisions thereof, shall be deemed invalid, void or voidable, the remainder of such Articles shall continue in full force and effect.

                                  ARTICLE III
                                EMPLOYEE OPTIONS

SECTION 3.1. GRANT OF OPTIONS.

     (a) The Company may grant Options to Employees who are Eligible Persons as provided in this Article III. Options will be deemed granted pursuant to this Article III only upon (i) authorization by the Committee, (ii) the approval of such grant by the Board, and (iii) the execution and delivery of an Option Agreement by the Eligible Person Employee (the "Employee Optionee") and a duly authorized officer of the Company. Options will not be deemed granted hereunder merely upon authorization of such grant by the Committee. The aggregate number of shares of Stock potentially acquirable under all Options granted shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquired under, or underlying, all other Rights outstanding under this Plan.

     (b) Subject to approval by the Board, the Committee shall designate, at the time a grant is authorized, Options as either ISOs or Nonqualified Options. In accordance with Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Stock as to which an ISO may first become exercisable by an Employee Optionee in a particular calendar year (pursuant to Article III and all other plans of the Company and/or its Subsidiaries) may not exceed $100,000 (the "$100,000 Limitation"). If an Employee Optionee is granted Options in excess of the $100,000 Limitation, or if such Options otherwise become exercisable with respect to a number of shares of Stock which would exceed the $100,000 Limitation, such excess Options shall be Nonqualified Options instead of ISOs.

     (c) Notwithstanding the foregoing, the Board may delegate authority to the Company's Chief Executive Officer to grant specified numbers of Options (as determined by the Board from time to time and during such time periods determined by the Board) to existing or prospective Employees as the Chief Executive Officer determines appropriate without further action of the Board.

SECTION 3.2. EXERCISE PRICE.

   Subject to approval by the Board, the initial exercise price of each Option granted under this Plan (the "Exercise Price") shall be determined by the Committee; provided, however, that the Exercise Price of an ISO shall not be less than (i) the Fair Market Value of the Common Stock on the date of grant of the Option, in the case of any Eligible Person who does not own capital stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of the capital stock of the Company (within the meaning of Section 422(b)(6) of the Code), or (ii) one hundred ten percent (110%) of such Fair Market Value in the case of any Eligible Person who owns stock in excess of such amount.

SECTION 3.3. TERMS AND CONDITIONS OF OPTIONS.

     (a) All Options must be granted within ten (10) years of the Effective
  Date.

     (b) The Committee, subject to approval by the Board, may grant ISOs and Nonqualified Options, either separately or jointly, to an Employee Optionee.

     (c) Each grant of Options shall be evidenced by an Option Agreement in form and substance satisfactory to the Committee in its discretion, consistent with the provisions of this Article III.

     (d) At the discretion of the Committee, an Employee Optionee, as a condition to the granting of an Option, may be required execute and deliver to the Company a nonsolicitation and/or noncompetition agreement approved by the Committee.

     (e) Nothing contained in Article III, any Option Agreement, or any other agreement executed in connection with the granting of an Option under this
  Article III will confer upon any Employee Optionee any right with respect to the continuation of his or her status as an Employee of the Company or any of its Subsidiaries.

     (f) Except as otherwise provided herein, each Option Agreement shall specify the period or periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period") with respect to the total number of shares of Stock acquirable thereunder; provided, however, that unless otherwise specified in the Option Agreement, the Vesting Period of each Option shall be as follows:

                                                                       Amount
   Time                                                              Exercisable
   ----                                                              -----------
   After second year anniversary of date of grant:..................      40%
   After third year anniversary of date of grant:...................      60%
   After fourth year anniversary of date of grant:..................      80%
   After fifth year anniversary of date of grant:...................     100%

  ; provided, however, that in the event of an Employee Optionee's Retirement, Death or Disability or a Change in Control Transaction, any Option then outstanding shall become fully vested and immediately exercisable unless the applicable Option Agreement provides otherwise.

     (g) Not less than one hundred (100) shares of Stock may be purchased at any one time through the exercise of an Option unless the number of shares of Stock purchased equals the total number at that time purchasable under all Options granted to the Employee Optionee.

     (h) An Employee Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Options granted to the Employee Optionee until payment in full of the Exercise Price by such Employee Optionee for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in Section 2.3(b).

SECTION 3.4. EXERCISE OF OPTIONS.

     (a) An Employee Optionee must be an Eligible Person at all times from the date of grant until the exercise of the Options granted, except as provided in Section 3.5(b).

     (b) An Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding Liability pursuant to Section 3.4(c) below; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

     (c) As a condition to the issuance of the shares of Stock upon full or partial exercise of a Nonqualified Option, the Employee Optionee will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability required in connection with such exercise.

     (d) The Exercise Price of an Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) unless the applicable Option Agreement provides otherwise, at the discretion of the Committee, through the delivery of shares of Stock owned by the Employee Optionee having a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee and the Board, by a combination of

  (i) and (ii) above, or (iv) unless the applicable Option Agreement provides otherwise, at the discretion of the Committee and to the extent permitted by law, by cashless exercise through a broker or by such other method as the Committee may from time to time prescribe, or (v) in the case of a Nonqualified Option, in accordance with the provisions of Article III Deferral of Stock Option Income and related provisions of the Sky Financial Group, Inc. Non-Qualified Retirement Plan (or any successor plan thereto).

SECTION 3.5. TERM AND TERMINATION OF OPTIONS.

     (a) Subject to approval by the Board, the Committee shall determine, and each Option Agreement shall state, the expiration date or dates of each Option, but such expiration date shall be not later than ten (10) years after the date such Option was granted (the "Option Period"). In the event an ISO is granted to a 10% Shareholder, the expiration date or dates of each Option Period shall be not later than five (5) years after the date such ISO is granted. Subject to approval by the Board, the Committee may extend the expiration date or dates of an Option Period of any Nonqualified Option after such date was originally set; provided, however such expiration date may not exceed the maximum expiration date described in this Section 3.5(a).

     (b) Prior to the expiration of the Option Period of a Nonqualified Option, the unexercised Nonqualified Option shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following, unless otherwise determined by the Committee:

       (i) the expiration of thirty-six (36) months after the date of the Employee Optionee's termination of employment due to retirement in accordance with Company policy; provided, however, that if the Employee Optionee dies within such thirty-six (36) month period post-retirement date period, any unexercised Nonqualified Option may thereafter be exercised by the legal representative of the Employee Optionee's estate or by the legatee of such Nonqualified Option under the Employee Optionee's last will and testament (or in accordance with the laws of descent and distribution if the Employee Optionee did not have a valid last will and testament) for a period of twelve (12) months after the date of the Employee Optionee's death or the expiration of the Option Period, if shorter;

       (ii) the expiration of twelve (12) months following the date of death or date of termination of employment due to permanent disability of the Employee Optionee;

       (iii) the expiration of ninety (90) days following the date of the Employee Optionee's termination of employment for reasons other than retirement, permanent disability, death or Just Cause Termination; or

       (iv) the date the Employee Optionee ceases to be an Employee by reason of a Just Cause Termination.

     (c) Prior to the expiration of the Option Period of an ISO, the unexercised ISO shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following, unless otherwise determined by the Committee in compliance with the requirements of Code Section 422:

       (i) the expiration of three (3) months after the date of the Employee Optionee's termination of employment due to retirement in accordance with Company policy; provided, however, that if the Employee Optionee dies within such three (3) month period post-retirement date period, any unexercised ISO may thereafter be exercised by the legal representative of the Employee Optionee's estate or by the legatee of such ISO under the Employee Optionee's last will and testament (or in accordance with the laws of descent and distribution if the Employee Optionee did not have a valid last will and testament) during the balance of such three
    (3) month period or the expiration of the Option Period, if shorter;

       (ii) the expiration of one (1) year following the date of termination of employment due to permanent disability of the Employee Optionee;

       (iii) the expiration of three (3) months following the date of death of the Employee Optionee;

       (iv) the expiration of three (3) months following the date of the Employee Optionee's termination of employment for reasons other than retirement, permanent disability, or death or Just Cause Termination; or

       (v) the date the Employee Optionee ceases to be an Employee by reason of a Just Cause Termination.

     (d) Notwithstanding the foregoing, if an Employee Optionee's employment is terminated due to a Just Cause Termination, the Employee Optionee's Options shall thereupon terminate and no Options shall thereafter be exercisable by such Employee Optionee. In addition, if at any time within one (1) year of the date of which an Employee Optionee exercises an Option, the Employee Optionee (i) incurs a Just Cause Termination, and/or (ii) engages in any activity determined in the discretion of the Committee to be in competition with any activity, or otherwise inimical, contrary or harmful to the interests of the Company or any Subsidiary (including, but not limited to, accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company or any Subsidiary), then an amount of cash equal to any gain ("Gain") realized by the Employee Optionee from the exercise of any of the Employee Optionee's Options shall be paid by the Employee Optionee to the Company immediately upon notice from the Company. Such Gain shall be determined as of the Option exercise date, without regard to any subsequent change in the Fair Market Value of the Common Stock. The Company shall have the right to offset such Gain against any amounts otherwise owed to the Employee Optionee by the Company or any Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

SECTION 3.6. CHANGE IN CONTROL TRANSACTION.

   All of the Options granted under this Article III shall become immediately exercisable in full upon the public announcement of a Change in Control Transaction, and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an "excess parachute payment" within the meaning of Section 280G of the Code). Any Option that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Options theretofore granted, or the substitution for such Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with adjustments as the Committee determines appropriate, in which event the Options theretofore granted shall continue in the manner and under the terms so provided.

SECTION 3.7. RESTRICTIONS ON TRANSFER.

   Except as otherwise determined by the Committee solely with respect to Nonqualified Options, an Option granted under this Article III may not be Transferred except by last will and testament or the laws of descent and distribution and, during the lifetime of the Employee Optionee to whom it was granted, may be exercised only by such Employee Optionee.

SECTION 3.8. STOCK CERTIFICATES.

   Certificates representing the Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a "stop transfer" order against such shares of Stock until all restrictions and conditions set forth in this Article III, the applicable Option Agreement, and in the legends referred to in this
Section 3.8 have been complied with.

SECTION 3.9. AMENDMENT AND DISCONTINUANCE.

   The Board may amend, suspend or discontinue the provisions of this Article III at any time or from time to time; provided that any action of the Board will not cause ISOs granted under this Plan to fail to comply with Section 422 of the Code unless the Board specifically declares such action to be made for that purpose; and, provided, further, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Persons or materially modify eligibility requirements for participation under this Article III. Moreover, no such action may alter or impair any Option previously granted under this Article III without the consent of the applicable Employee Optionee.

SECTION 3.10. COMPLIANCE WITH RULE 16b-3.

   With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article III are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article III or action by the Board or the Committee fails so to comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee and the Board.

                                   ARTICLE IV
                           STOCK APPRECIATION RIGHTS

SECTION 4.1. GRANTS OF SARS.

     (a) The Corporation may grant SARs under this Article IV. SARs will be deemed granted only upon (i) authorization by the Committee, (ii) approval by the Board, and (iii) the execution and delivery of a SAR Agreement by the Eligible Person to whom the SARs are to be granted (the "SAR Recipient") and a duly authorized officer of the Corporation. SARs will not be deemed granted merely upon authorization by the Committee. The aggregate number of shares of Stock which shall underlie SARs granted hereunder shall not exceed the total number of shares of Stock remaining in the Plan Pool, less all shares of Stock potentially acquirable under or underlying all other Rights outstanding under this Plan.

     (b) Each grant of SARs pursuant to this Article IV shall be evidenced by a SAR Agreement between the Corporation and the SAR Recipient, in form and substance satisfactory to the Committee in its sole discretion, consistent with this Article IV.

SECTION 4.2. TERMS AND CONDITIONS OF SARS.

     (a) All SARs must be granted within ten (10) years of the Effective
  Date.

     (b) Each SAR issued pursuant to this Article IV shall have an initial base value (the "Base Value") equal to the Fair Market Value of a share of Common Stock on the date of issuance of the SAR.

     (c) At the discretion of the Committee, a SAR Recipient, as a condition to the granting of a SAR, may be required execute and deliver to the Corporation a nonsolicitation and/or noncompetition agreement approved by the Committee.

     (d) Nothing contained in this Article IV, any SAR Agreement or in any other agreement executed in connection with the granting of a SAR under this Article IV will confer upon any SAR Recipient any right with respect to the continuation of his or her status as an Employee or Nonemployee Director of the Corporation or any of its Subsidiaries.

     (e) Except as otherwise provided herein, each SAR Agreement may specify the period or periods of time within which each SAR, or portion thereof, will first become exercisable (the "SAR Vesting Period"). Such SAR Vesting Period shall be fixed by the Committee, subject to approval by the Board, and may be accelerated or shortened by the Committee, subject to approval by the Board.

     (f) SARs relating to no less than one hundred (100) shares of Stock may be exercised at any one time unless the number SARs exercised is the total number of all SARs at that time exercisable by the SAR Recipient.

     (g) A SAR Recipient shall have no rights as a shareholder of the Corporation with respect to any shares of Stock underlying such SAR. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights, except as provided in Section 2.3(b).

SECTION 4.3. RESTRICTIONS ON TRANSFER OF SARS.

   Except as otherwise determined by the Committee or as provided in Section 4.7, SARs granted under this Article IV may not be Transferred and during the lifetime of the SAR Recipient to whom it was granted, may be exercised only by such SAR Recipient.

SECTION 4.4. EXERCISE OF SARS.

     (a) A SAR Recipient (or his or her executors or administrators, or heirs or legatees) shall exercise a SAR by giving written notice of such exercise to the Corporation. SARs may be exercised only upon the completion of the SAR Vesting Period, if any, applicable to such SAR (the date such notice is received by the Corporation being referred to herein as the "SAR Exercise Date").

     (b) Within thirty (30) business days of the SAR Exercise Date applicable to a SAR exercised in accordance with Section 4.4(a), the SAR Recipient shall be paid in cash the difference between the Base Value of such SAR and the Fair Market Value of the Common Stock as of the SAR Exercise Date, as such difference is reduced by the Company's Tax Withholding Liability arising from such exercise.

SECTION 4.5. TERMINATION OF SARS.

   Subject to approval by the Board, the Committee shall determine, and each SAR Agreement shall state, the expiration date or dates of each SAR, but such expiration date shall be not later than ten (10) years after the date such SAR is granted (the "SAR Period"). Subject to approval by the Board, the Committee may extend the expiration date or dates of a SAR Period after such date was originally set; provided, however, such expiration date may not exceed the maximum expiration date described in this Section 4.5.

   Notwithstanding the foregoing, if an Employee's employment is terminated due to a Just Cause Termination, the Employee's SARs shall thereupon terminate and no SARs shall thereafter be exercisable by such Employee. In addition, if at any time within one (1) year of the date of which an Employee exercises SARs, the Employee (i) incurs a Just Cause Termination, and/or (ii) engages in any activity determined in the discretion of the Committee to be in competition with any activity, or otherwise inimical, contrary or harmful to the interests of the Company or any Subsidiary (including, but not limited to, accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company or any Subsidiary), then an amount of cash equal to any gain ("Gain") realized by the Employee from the exercise of any of the Employee's SARs shall be paid by the Employee to the Company immediately upon notice from the Company. Such Gain shall be determined as of the SAR exercise date, without regard to any subsequent change in the Fair Market Value of the Common Stock. The Company shall have the right to offset such Gain against any amounts otherwise owed to the Employee by the Company or any Subsidiary (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

SECTION 4.6. CHANGE IN CONTROL TRANSACTION.

   At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the SARs theretofore granted under this Article IV shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof, and except to the extent that such acceleration of exercisability would result in an excess parachute payment within the meaning of Section 280G of the Code). Any SAR that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all SARs theretofore granted, or the substitution for such SARs of grants of stock appreciation rights having comparable characteristics under a stock appreciation rights plan of a successor employer corporation or bank, or a parent or a subsidiary thereof, with adjustments the Committee determines appropriate, in which event the SARs theretofore granted shall continue in the manner and under the terms so provided.

SECTION 4.7. DESIGNATION OF BENEFICIARIES.

   A SAR Recipient may designate a beneficiary or beneficiaries to receive all or part of the cash to be paid to the SAR Recipient under this Article IV in case of Death. A designation of beneficiary may be replaced by a new designation or may be revoked by the SAR recipient at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the SAR Recipient and delivered to the Corporation prior to the SAR recipient's Death. In case of the SAR Recipient's Death, the amounts to be distributed to the SAR Recipient under this Article IV with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with this
Article IV to the designated beneficiary or beneficiaries. The amount distributable to a SAR Recipient upon Death and not subject to such a designation shall be distributed to the SAR Recipient's estate. If there shall be any question as to the legal right of any beneficiary to receive a distribution under this Article IV, the amount in question may be paid to the estate of the SAR Recipient in which event the Corporation shall have no further liability to anyone with respect to such amount.

SECTION 4.8. AMENDMENT AND DISCONTINUANCE.

   The Board may amend, suspend or discontinue the provisions of this Article IV at any time or from time to time provided that no action of the Board may, without the approval of the shareholders of the Corporation materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the maximum aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Eligible Persons or materially modify eligibility requirements for participation under this Article IV. Moreover, no such action may alter or impair any SAR previously granted under this Article IV without the consent of the applicable SAR Recipient.

SECTION 4.9. COMPLIANCE WITH RULE 16b-3.

   With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article IV are intended to comply with all applicable conditions of Rule l6b-3 or its successors under the 1934 Act. To the extent any provision of this Article IV or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

                                   ARTICLE V
                        OPTIONS TO NONEMPLOYEE DIRECTORS

SECTION 5.1. GRANTS OF DIRECTOR OPTIONS.

   On an annual basis during the term of this Plan, the Committee, shall, in its sole discretion, from among Eligible Persons, select the Nonemployee Directors who shall receive Director Options and determine the number of Director Options to be granted to each such Nonemployee Director.

SECTION 5.2. EXERCISE PRICE.

     (a) The exercise price of each Director Option granted under this Plan (the "Exercise Price") shall be the Fair Market Value of the Common Stock on the date of grant of the Director Option.

SECTION 5.3 TERMS AND CONDITIONS OF DIRECTOR OPTIONS.

     (a) All grants of Director Options must be made within ten (10) years of the Effective Date.

     (b) Each Director Option shall be evidenced by a Director Option Agreement, which shall contain such provisions as may be determined by the Committee, consistent with this Article V.

     (c) Not less that one hundred (100) shares of Stock may be purchased at any one time through the exercise of a Director Option unless the number of shares of Stock purchased equals the total number at that time purchasable under all Director Options granted to the Nonemployee Director.

     (d) A Nonemployee Director shall have no rights as a shareholder of the Company with respect to any shares of Stock covered by Director Options granted to the Director until payment in full of the Exercise Price by such Director for the shares being purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Stock is fully paid for, except as provided in
  Section 2.3(b).

     (e) Additionally and notwithstanding any other provisions of this
  Article V, no shares of Stock obtained pursuant to the exercise of a Director Option may be Transferred until at least six (6) months and one
  (1) day shall have elapsed since the date such Director Option was granted.

SECTION 5.4. EXERCISE OF DIRECTOR OPTIONS.

     (a) A Director Option may be exercised to the extent exercisable (i) by giving written notice of exercise to the Company, specifying the number of full shares of Stock to be purchased and, if applicable, accompanied by full payment of the Exercise Price thereof and the amount of the Tax Withholding; and (ii) by giving assurances satisfactory to the Company that the shares of Stock to be purchased upon such exercise are being purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the prior occurrence of the Registration or in the event resale of such Stock without such Registration would otherwise be permissible this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act or any other applicable law, regulation or rule of any governmental agency.

     (b) As a condition to the issuance of the shares of Stock upon full or partial exercise of a Director Option, the Nonemployee Director will pay to the Company in cash, or in such other form as the Committee may determine in its discretion, the amount of the Company's Tax Withholding Liability required in connection with such exercise.

     (c) The Exercise Price of a Director Option shall be payable to the Company either (i) in United States dollars, in cash or by check, or money order payable to the order of the Company, or (ii) unless the applicable Director Option Agreement provides otherwise, at the discretion of the Committee and the Board, through the delivery of shares of Stock owned by the Nonemployee Director for at least six months prior to the Director Option Exercise Date having a Fair Market Value as of the date of delivery equal to the Exercise Price, or (iii) at the discretion of the Committee and the Board, by a combination of (i) and (ii) above, or (iv) unless the applicable Director Option Agreement provides otherwise, at the discretion of the Committee and to the extent permitted by law, by cashless exercise through a broker or by such other method as the Committee may from time to time prescribe, or (v) in accordance with the provisions of Article III Deferral of Stock Option Income and related provisions of the Sky Financial Group, Inc. Non-Qualified Retirement Plan.

SECTION 5.5. TERM AND TERMINATION OF DIRECTOR OPTIONS.

     (a) The term of each Director Option ("Term"), after which each such Director Option shall expire, shall be ten (10) years from the date of grant.

     (b) Prior to the expiration of the Term of a Director Option, the unexercised portion of each Director Option shall automatically and without notice expire and become null and void at the time of the earliest to occur of the following, unless otherwise determined by the Committee:

       (i) the expiration of thirty-six (36) months after the date of the Nonemployee Director's termination of as a Nonemployee Director due to retirement in accordance with Company policy; provided, however, that if the Nonemployee Director dies within such thirty-six (36) month period post-retirement date period, any unexercised Director Option may thereafter be exercised by the legal representative of the Nonemployee Director's estate or by the legatee of such Director Option under the Nonemployee Director's last will and testament (or in accordance with the laws of descent and distribution if the Nonemployee Director did not have a valid last will and testament) for a period of twelve (12) months after the date of the Nonemployee Director's death or the expiration of the Term, if shorter;

       (ii) the expiration of ninety (90) days after the optionee ceases to be a Nonemployee Director, other than by reason of retirement, permanent disability, death, or for cause; or

       (iii) the expiration of twelve (12) months following the date of death or date of termination of service as a Nonemployee Director due to permanent disability of the optionee.

SECTION 5.6. CHANGE IN CONTROL TRANSACTION.

   At any time prior to the date of consummation of a Change in Control Transaction, the Committee may, in its absolute discretion, determine that all or any part of the Director Options theretofore granted under this Article V shall become immediately exercisable in full and may thereafter be exercised at any time before the date of consummation of the Change in Control Transaction (except as otherwise provided in Article II hereof). Any Director Option that has not been fully exercised before the date of consummation of the Change in Control Transaction shall terminate on such date, unless a provision has been made in writing in connection with such transaction for the assumption of all Director Options theretofore granted, or the substitution for such Director Options of options to acquire the voting stock of a successor employer corporation, or a parent or a subsidiary thereof, with adjustments as the Committee determines appropriate, in which event the Director Options theretofore granted shall continue in the manner and under the terms so provided.

SECTION 5.7. RESTRICTIONS ON TRANSFER.

   Director Options shall not be transferable except by last will and testament or the laws of descent and distribution and shall be exercisable during the Nonemployee Director's lifetime only by such Nonemployee Director. Nonemployee Directors are eligible to receive awards of SARs under Article IV of this Plan in addition to (and not in lieu of) any awards pursuant to this Article V.

SECTION 5.8. STOCK CERTIFICATES.

   Certificates representing the Stock issued pursuant to the exercise of Director Options will bear all legends required by law and necessary to effectuate the provisions hereof. The Company may place a "stop transfer" order against such shares of Stock until all restrictions and conditions set forth in this Article V, the applicable Director Option Agreement, and in the legends referred to in this Section 5.8 have been complied with.

SECTION 5.9. AMENDMENT AND DISCONTINUANCE.

   The Board may amend, suspend or discontinue the provisions of this Article V at any time or from time to time; provided, that no such action may, without the approval of the shareholders of the Company, materially increase (other than by reason of an adjustment pursuant to Section 2.3(b) hereof) the aggregate number of shares of Stock in the Plan Pool, materially increase the benefits accruing to Nonemployee Directors or materially modify eligibility requirements for participation under this Article V.

SECTION 5.10  COMPLIANCE WITH RULE 16b-3.

   With respect to persons subject to Section 16 of the 1934 Act, transactions under this Article V are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Article V or action by the Board or the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and the Board.

SECTION 5.11. NO RIGHT TO CONTINUE AS DIRECTOR.

   Neither this Plan nor the granting of a Director Option, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Board will nominate any Nonemployee Director for reelection, or that the Company or any Subsidiary will retain a Nonemployee Director for any period of time, or at any particular rate of Nonemployee Director fees.

                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1. APPLICATION OF FUNDS.

   The proceeds received by the Corporation from the sale of Stock pursuant to the exercise of Rights will be used for general corporate purposes.

SECTION 6.2. NO OBLIGATION TO EXERCISE RIGHT.

   The granting of a Right shall impose no obligation upon the recipient to exercise such Right.

SECTION 6.3. TERM OF PLAN.

   Except as otherwise specifically provide herein, Rights may be granted pursuant to this Plan from time to time within ten (10) years from the Effective Date.

                                     * * *

[LOGO] SKY FINANCIAL GROUP


www.skyfi.com

                          [LOGO] Sky Financial Group

Dear Shareholder,



Enclosed is your Notice of Annual Meeting of Shareholders and related Proxy Statement for our 2002 Annual Meeting. Also enclosed is the Company's Annual Report for 2001.

The business of the 2002 Annual Meeting, including the matters to be voted upon as described in the Notice and Proxy Statement, will be conducted on April 17, 2002 at 10:00 a.m. at The Forum Conference Center, One Cleveland Center, 1375 East 9th Street, Cleveland, Ohio. You are welcome to attend this Annual Meeting of Shareholders.

The matters to be acted upon at the meeting are important to you as a shareholder. Therefore, whether or not you plan to attend, we urge you to complete and return the proxy card at your earliest convenience.

We look forward to seeing you at our Annual Meeting.


Sincerely,

/s/ Marty E. Adams

Marty E. Adams

Chairman, President and CEO

                         Please Detach Proxy Card Here
                       \/                             \/

[ ] PLEASE DATE, SIGN, AND MAIL THIS PROXY TO THE
    BANK OF NEW YORK. AN ENVELOPE IS ENCLOSED FOR
    YOUR CONVENIENCE.

[X]
Votes must be indicated (x) in Black or Blue ink.

Directors recommend a vote FOR Proposal 1.

1.   Election of all Nominees for Director

FOR  [ ]      WITHHOLD   [ ]     EXCEPTIONS [ ]
ALL           FOR ALL

Nominees for Director in Class I: Marty E. Adams; Jonathan A. Levy; Thomas J.
                                  O'Shane; Edward J. Reiter; and
                                  C. Gregory Spangler.

(INSTRUCTIONS: To withhold authorization to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)


*Exceptions
           ----------------------------------------------------

Directors recommend a vote FOR Proposal 2.

2. Adoption and approval of the 2002
   Stock Option and Stock Appreciation               FOR   AGAINST   ABSTAIN
   Rights Plan.                                      [ ]     [ ]       [ ]


      To change your address, please mark this box.                    [ ]

      Please check the box to the right if you wish
      to attend the Annual Meeting. PLEASE SEE                         [ ]
      LETTER TO SHAREHOLDERS FOR DETAILS.

 SCAN LINE

Please be sure to sign and date the Proxy Voting Instruction Card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one owner, all should sign.)

Date           Share Owner sign here           Co-Owner sign here
------------------------------------        -------------------------

------------------------------------        -------------------------

                           SKY FINANCIAL GROUP, INC.
                         PROXY VOTING INSTRUCTION CARD



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

                 ANNUAL MEETING OF SHAREHOLDERS ON APRIL 17, 2002

      The undersigned hereby appoints Robert C. Duvall and Robert E. Spitler, each of them, proxies, with the powers the undersigned would possess if present with full power of substitution, to vote all common shares of the undersigned in Sky Financial Group, Inc., at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees, and at their discretion, on any other matter that may properly come before the Annual Meeting.

(Continued, and to be signed and dated, on the reverse side.)


                                 SKY FINANCIAL GROUP, INC.
                                 P.O. BOX 11486
                                 NEW YORK, N.Y. 10203-0486